UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Increases.  On January 1, 2010, two of our named executive officers, Mr. Richard Burman and Mr. Mark Duncan, assumed new positions with Bristow Group Inc. (the “Company”) as Senior Vice President Operations and Senior Vice President Commercial, respectively.  On February 2, 2010, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved an increase of the base salaries of the two officers in recognition of their increased responsibilities. The increase was made effective as of January 1, 2010, the date they assumed their new roles.  The Compensation Committee also increased their bonus target levels and the bonus maximums under the Bristow Group Inc. Fiscal Year 2010 Annual Incentive Compensation Plan (the “2010 Plan”). The new base salaries and bonus target and maximum levels are set forth below.

	Base Salary	Bonus Target	Bonus Maximum
Richard D. Burman	$367,100	55%	110%

Mark B. Duncan	$367,100	55%	110%

Bonus targets and maximums are expressed as a percentage of base salary. Please see “Compensation Discussion and Analysis— Annual Incentive Compensation” in our proxy statement on Schedule 14A filed June 18, 2009 for additional information on the 2010 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2010

BRISTOW GROUP INC (Registrant)
By: /s/ Randall A. Stafford
Randall A. Stafford
Vice President, General Counsel and Corporate Secretary